UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS.

On June 17, 2013, M&T Bank Corporation (“M&T”) and Manufacturers and Traders Trust Company (“M&T Bank”), a wholly owned subsidiary of M&T, entered into a written agreement with the Federal Reserve Bank of New York (the “Reserve Bank”).

Under the terms of the written agreement, M&T and M&T Bank are required to submit to the Reserve Bank a revised compliance risk management program designed to ensure compliance with anti-money laundering laws and regulations and to take certain other steps to enhance their compliance practices.  The written agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the written agreement is qualified in its entirety by reference to such exhibit.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Written Agreement, dated as of June 17, 2013, by and among M&T Bank Corporation, Manufacturers & Traders Trust Company and the Federal Reserve Bank of New York

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

Date: June 18, 2013
By: /s/ Drew J. Pfirrman
Name: Drew J. Pfirrman Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Written Agreement, dated as of June 17, 2013, by and among M&T Bank Corporation, Manufacturers & Traders Trust Company and the Federal Reserve Bank of New York